THIRD QUARTER 2023
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
SAN ANTONIO
OAHU / HONOLULU

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,588,956	1,322,200	1,453 (1)	—	—

Bellevue	1,030,434	—	—	—	—

Portland	908,178	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	4,050,264	3,092,616	2,110	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	57%	52%
	Retail	3.1	million	43%	27%
Data is as of September 30, 2023.	Totals	7.2	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2023. Reconciliation of NOI to net income is included in the Glossary of Terms.

Third Quarter 2023 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; general economic conditions; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; on-going and/or potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Third Quarter 2023 Supplemental Information	Page

FINANCIAL HIGHLIGHTS

Third Quarter 2023 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2023	December 31, 2022

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,494,369	$3,468,537
Construction in progress	233,720	202,385
Held for development	547	547
	3,728,636	3,671,469
Accumulated depreciation	(1,013,367)	(936,913)
Net real estate	2,715,269	2,734,556
Cash and cash equivalents	89,968	49,571
Accounts receivable, net	7,875	7,848
Deferred rent receivable, net	89,023	87,192
Other assets, net	108,584	108,714
TOTAL ASSETS	$3,010,719	$2,987,881
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,646	$74,578
Unsecured notes payable, net	1,614,307	1,539,453
Unsecured line of credit, net	—	34,057
Accounts payable and accrued expenses	70,970	65,992
Security deposits payable	8,952	8,699
Other liabilities and deferred credits, net	73,194	79,577
Total liabilities	1,842,069	1,802,356
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,724,630 and 60,718,653 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	607	607
Additional paid in capital	1,467,455	1,461,201
Accumulated dividends in excess of net income	(270,817)	(251,167)
Accumulated other comprehensive income	12,051	10,624
Total American Assets Trust, Inc. stockholders' equity	1,209,296	1,221,265
Noncontrolling interests	(40,646)	(35,740)
Total equity	1,168,650	1,185,525
TOTAL LIABILITIES AND EQUITY	$3,010,719	$2,987,881

Third Quarter 2023 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
REVENUE:
Rental income	$105,494	$105,468	$312,105	$301,470
Other property income	5,704	5,555	16,568	15,178
Total revenue	111,198	111,023	328,673	316,648
EXPENSES:
Rental expenses	29,912	28,438	86,128	78,436
Real estate taxes	11,399	11,477	34,117	34,193
General and administrative	8,880	8,376	26,488	23,130
Depreciation and amortization	29,868	31,729	89,592	93,228
Total operating expenses	80,059	80,020	236,325	228,987
OPERATING INCOME	31,139	31,003	92,348	87,661
Interest expense, net	(16,325)	(14,454)	(48,422)	(43,667)
Other income (expense), net	321	(180)	7,272	(523)
NET INCOME	15,135	16,369	51,198	43,471
Net income attributable to restricted shares	(189)	(155)	(568)	(464)
Net income attributable to unitholders in the Operating Partnership	(3,168)	(3,442)	(10,733)	(9,130)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$11,778	$12,772	$39,897	$33,877

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.20	$0.21	$0.66	$0.56
Weighted average shares of common stock outstanding - basic	60,150,681	60,044,117	60,147,189	60,041,034
Diluted income from continuing operations attributable to common stockholders per share	$0.20	$0.21	$0.66	$0.56
Weighted average shares of common stock outstanding - diluted	76,332,218	76,225,654	76,328,726	76,222,571

Third Quarter 2023 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Funds from Operations (FFO) (1)
Net income	$15,135	$16,369	$51,198	$43,471
Depreciation and amortization of real estate assets	29,868	31,729	89,592	93,228
FFO, as defined by NAREIT	45,003	48,098	140,790	136,699
Less: Nonforfeitable dividends on restricted stock awards	(186)	(153)	(559)	(459)
FFO attributable to common stock and common units	$44,817	$47,945	$140,231	$136,240

FFO per diluted share/unit	$0.59	$0.63	$1.84	$1.79

Weighted average number of common shares and common units, diluted (2)	76,335,424	76,226,946	76,332,053	76,224,480

Funds Available for Distribution (FAD) (1)	$32,181	$37,692	$100,339	$101,077

Dividends
Dividends declared and paid	$25,379	$24,547	$76,135	$73,639
Dividends declared and paid per share/unit	$0.33	$0.32	$0.99	$0.96

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.

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FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Funds Available for Distribution (FAD) (1)
FFO	$45,003	$48,098	$140,790	$136,699
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(14,383)	(9,543)	(42,761)	(33,867)
Net effect of straight-line rents (3)	(490)	(2,577)	(3,774)	(6,366)
Amortization of net above (below) market rents (4)	(759)	(831)	(2,337)	(2,497)
Net effect of other lease assets (5)	52	46	173	146
Amortization of debt issuance costs and debt fair value adjustment	835	651	2,553	1,930
Non-cash compensation expense	2,109	2,001	6,254	5,491
Nonforfeitable dividends on restricted stock awards	(186)	(153)	(559)	(459)
FAD	$32,181	$37,692	$100,339	$101,077

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$4,257	$5,704	$17,884	$20,666
Maintenance capital expenditures	10,126	3,839	24,877	13,201
	$14,383	$9,543	$42,761	$33,867

Notes:
(1)    See Glossary of Terms.
(2)    For the three and nine months ended September 30, 2023 and 2022, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.

Third Quarter 2023 Supplemental Information	Page

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2023 Guidance Range (1)(2)		Revised 2023 Guidance Range (2)
Funds from Operations (FFO):
Net income	$58,331	$64,439	$63,072	$66,126
Depreciation and amortization of real estate assets	116,530	116,530	117,858	117,858
FFO, as defined by NAREIT	174,861	180,969	180,930	183,984
Less: Nonforfeitable dividends on restricted stock awards	(761)	(761)	(746)	(746)
FFO attributable to common stock and units	$174,100	$180,208	$180,184	$183,238
Weighted average number of common shares and units, diluted	76,359,443	76,359,443	76,348,908	76,348,908
FFO per diluted share, updated	$2.28	$2.36	$2.36	$2.40

Notes:
(1)    The Prior 2023 Guidance Range as reported in the company's Second Quarter 2023 Supplemental Information.
(2)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

Third Quarter 2023 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2023 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$51,931	$26,143	$15,152	$17,955	$111,181
Non-same store	17	—	—	—	17
Total	51,948	26,143	15,152	17,955	111,198
Real estate expenses
Same-store	14,960	7,504	7,262	11,184	40,910
Non-same store	401	—	—	—	401
Total	15,361	7,504	7,262	11,184	41,311
Net Operating Income (NOI)
Same-store	36,971	18,639	7,890	6,771	70,271
Non-same store	(384)	—	—	—	(384)
Total	$36,587	$18,639	$7,890	$6,771	$69,887
Same-store NOI	$36,971	$18,639	$7,890	$6,771	$70,271
Net effect of straight-line rents (2)	(800)	205	67	37	(491)
Amortization of net above (below) market rents (3)	(500)	(260)	—	—	(760)
Net effect of other lease assets (4)	39	13	—	—	52
Tenant improvement reimbursements (5)	(259)	(1)	—	—	(260)
Same-store cash NOI (5)	$35,451	$18,596	$7,957	$6,808	$68,812

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2023 and 2022. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2023 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Nine Months Ended September 30, 2023 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$152,622	$77,671	$45,908	$49,957	$326,158
Non-same store	2,515	—	—	—	2,515
Total	155,137	77,671	45,908	49,957	328,673
Real estate expenses
Same-store	43,307	22,763	20,579	31,828	118,477
Non-same store	1,768	—	—	—	1,768
Total	45,075	22,763	20,579	31,828	120,245
Net Operating Income (NOI)
Same-store	109,315	54,908	25,329	18,129	207,681
Non-same store	747	—	—	—	747
Total	$110,062	$54,908	$25,329	$18,129	$208,428
Same-store NOI	$109,315	$54,908	$25,329	$18,129	$207,681
Net effect of straight-line rents (2)	(4,083)	241	121	44	(3,677)
Amortization of net above (below) market rents (3)	(1,398)	(780)	—	—	(2,178)
Net effect of other lease assets (4)	136	37	—	—	173
Tenant improvement reimbursements (5)	(595)	(4)	—	—	(599)
Same-store cash NOI (5)	$103,375	$54,402	$25,450	$18,173	$201,400

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2023 and 2022. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2023 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Cash Basis:
Office	$35,451	$35,449	—%	$103,375	$99,625	3.8%
Retail	18,596	17,492	6.3	54,402	51,012	6.6
Multifamily	7,957	7,957	—	25,450	23,953	6.2
Mixed-Use	6,808	6,665	2.1	18,173	16,867	7.7
Same-store Cash NOI (2)(3)	$68,812	$67,563	1.8%	$201,400	$191,457	5.2%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2023 and 2022, the change in same-store cash NOI would be 1.9% and 5.1% respectively .
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

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SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Cash Basis:
Office	$35,177	$35,264	(0.2)%	$102,528	$99,058	3.5%
Retail	18,596	17,492	6.3	54,402	51,012	6.6
Multifamily	7,957	7,957	—	25,450	23,953	6.2
Mixed-Use	6,808	6,665	2.1	18,173	16,867	7.7
Same-store Cash NOI with Redevelopment (1)(2)	$68,538	$67,378	1.7%	$200,553	$190,890	5.1%

Notes:
(1)    Excluding lease termination fees, for the three and nine months ended September 30, 2023 and 2022, the change in same-store cash NOI with redevelopment would be 1.7% and 5.0% respectively.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Third Quarter 2023 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2023
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$14,786	$8,897	$6,627	$—	$30,310
Northern California	7,343	2,592	—	—	9,935
Hawaii	—	3,211	—	6,808	10,019
Oregon	5,775	167	1,330	—	7,272
Texas	—	3,730	—	—	3,730
Washington	7,421	—	—	—	7,421
Total Cash NOI	$35,325	$18,597	$7,957	$6,808	$68,687

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2023 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended September 30, 2023

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
11%
Washington
11%
Hawaii
15%
Texas
5%
Northern California
14%
Southern California
44%

Mixed-Use
10%
Retail
27%
Multifamily
12%
Office
51%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2023
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$8,287	$312	$2,537	$(3,080)	$—	$8,056
Torrey Reserve Campus (7)	6,796	47	426	(1,828)	(874)	4,567
Torrey Point	1,436	99	31	(393)	(318)	855
Solana Crossing	2,076	9	105	(624)	(148)	1,418
The Landmark at One Market	10,266	76	638	(3,516)	—	7,464
One Beach Street	—	—	—	(121)	—	(121)
First & Main	2,776	202	779	(1,215)	187	2,729
Lloyd Portfolio (7)	4,202	407	188	(1,480)	(164)	3,153
City Center Bellevue	6,208	478	(258)	(1,467)	(135)	4,826
Eastgate Office Park	1,118	34	502	(687)	(10)	957
Corporate Campus East III	1,115	56	459	(467)	(9)	1,154
Bel-Spring 520	550	11	245	(274)	(48)	484
Subtotal Office Portfolio	$44,830	$1,731	$5,652	$(15,152)	$(1,519)	$35,542
Retail Portfolio
Carmel Country Plaza	$931	$29	$222	$(226)	$(1)	$955
Carmel Mountain Plaza	3,403	46	947	(1,024)	87	3,459
South Bay Marketplace	625	124	233	(234)	—	748
Gateway Marketplace	604	3	232	(265)	(12)	562
Lomas Santa Fe Plaza	1,661	21	314	(436)	8	1,568
Solana Beach Towne Centre	1,659	18	553	(620)	(5)	1,605
Del Monte Center	2,329	374	769	(1,192)	26	2,306
Geary Marketplace	309	1	134	(158)	—	286
The Shops at Kalakaua	276	17	51	(95)	—	249
Waikele Center	3,178	441	912	(1,574)	5	2,962
Alamo Quarry Market	3,684	281	1,289	(1,556)	32	3,730
Hassalo on Eighth - Retail	225	25	42	(125)	—	167
Subtotal Retail Portfolio	$18,884	$1,380	$5,698	$(7,505)	$140	$18,597

Third Quarter 2023 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2023
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,135	$273	$—	$(1,740)	$(4)	$2,664
Imperial Beach Gardens	1,179	72	—	(462)	—	789
Mariner's Point	578	34	—	(247)	—	365
Santa Fe Park RV Resort	570	39	—	(316)	—	293
Pacific Ridge Apartments	4,984	221	—	(2,655)	(34)	2,516
Hassalo on Eighth - Multifamily	2,853	407	—	(1,840)	(90)	1,330
Subtotal Multifamily Portfolio	$14,299	$1,046	$—	$(7,260)	$(128)	$7,957
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,178	$1,211	$838	$(1,669)	$(13)	$2,545
Waikiki Beach Walk - Embassy Suites™	11,881	1,897	—	(9,515)	—	4,263
Subtotal Mixed-Use Portfolio	$14,059	$3,108	$838	$(11,184)	$(13)	$6,808
Subtotal Development Properties	$—	$6	$—	$(223)	$—	$(217)
Total	$92,072	$7,271	$12,188	$(41,324)	$(1,520)	$68,687
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2023 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $1.7 million for the three months ended September 30, 2023. Total abatements for our retail portfolio and mixed-use portfolio were minimal for the three months ended September 30, 2023. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended September 30, 2023. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2023. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.3 million in the aggregate for the three months ended September 30, 2023.
(2)    Represents additional property-related income for the three months ended September 30, 2023, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2023.
(4)    Represents property operating expenses for the three months ended September 30, 2023. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, and tenant improvement reimbursements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended September 30, 2023.

Third Quarter 2023 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2023
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$3,127	$6,219	$9,346	$953	$5,806	$16,105
Retail Portfolio	844	784	1,628	—	—	1,628
Multifamily Portfolio	—	1,977	1,977	—	—	1,977
Mixed-Use Portfolio	286	1,146	1,432	—	—	1,432
Total	$4,257	$10,126	$14,383	$953	$5,806	$21,142

	Nine Months Ended September 30, 2023
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$12,939	$16,236	$29,175	$6,283	$21,184	$56,642
Retail Portfolio	4,476	1,322	5,798			5,798
Multifamily Portfolio	—	4,506	4,506			4,506
Mixed-Use Portfolio	469	2,813	3,282			3,282
Total	$17,884	$24,877	$42,761	$6,283	$21,184	$70,228

Third Quarter 2023 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2023	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,874	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,874

Term Loan A (3)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (4)	150,000	5.47%	8,340	January 5, 2025
Term Loan C (5)	75,000	5.47%	4,170	January 5, 2025
Series F Notes (6)	100,000	3.85%	103,024	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (7)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (8)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (9)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (10)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (11)	$1,625,000	3.96%	$164,889

Unsecured Line of Credit (12)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.35 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    On January 5, 2023, the fully-drawn borrowings on Term Loan B were increased from $100 million to $150 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $150 million Term Loan B at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(5)    On January 5, 2023, the fully-drawn borrowings on Term Loan C were increased from $50 million to $75 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $75 million Term Loan C at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(6)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(7)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(8)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(9)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(10)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(11)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $10.7 million.
(12)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $1.5 million.

Third Quarter 2023 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	September 30, 2023
Common shares outstanding	60,725
Common units outstanding	16,182
Common shares and common units outstanding	76,907
Market price per common share	$19.45
Equity market capitalization	$1,495,841
Total debt	$1,700,000
Total market capitalization	$3,195,841
Less: Cash on hand	$(89,968)
Total enterprise value	$3,105,873
Total unencumbered assets, gross	$3,736,262

Total debt/Total capitalization			53.2%
Total debt/Total enterprise value			54.7%
Net debt/Total enterprise value (1)			51.8%
Total unencumbered assets, gross/Unsecured debt			229.9%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.0	x	6.8	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.6	x	6.4	x
Interest coverage ratio (4)	3.5	x	3.8	x
Fixed charge coverage ratio (4)	3.5	x	3.8	x

Debt Maturity Schedule
as of September 30, 2023
Principal Repayment (in millions)
$600
$400
$200
$0
$100
$425
$350
$75
$100
$150
$500
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2023	2024	2025	2026	2027	2028	2029	2030	2031
	—%	3.8%	5.0%	—%	3.8%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	4.0%
Weighted Average Term to Maturity:	4.4

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2023, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are included in the Glossary of Terms.

Third Quarter 2023 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	December 2023	6.5% - 7.5%	213,000	—%	2025	$118,716	$175,000

One Beach Street	San Francisco, CA	February 2021	July 2023	TBD	102,000	—%	2025	$33,840	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2023 Supplemental Information	Page

PORTFOLIO DATA

Third Quarter 2023 Supplemental Information	Page

PROPERTY REPORT

As of September 30, 2023				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,648	99.0%	$45,542,967	$63.48
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	547,035	92.1	26,599,196	52.80
Torrey Point	San Diego, CA	2017	2	93,264	100.0	5,747,203	61.62
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	84.4	8,513,424	45.03
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	41,072,918	97.23
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	91.3	10,946,894	33.28
Lloyd Portfolio	Portland, OR	1940-2015	3	547,864	86.4	16,737,179	35.36
City Center Bellevue	Bellevue, WA	1987	1	496,357	86.1	25,155,316	58.86
Eastgate Office Park	Bellevue, WA	1985	4	281,204	55.8	6,187,012	39.43
Corporate Campus East III	Bellevue, WA	1986	4	159,578	85.0	6,002,292	44.25
Bel-Spring 520	Bellevue, WA	1983	2	93,295	73.1	2,768,729	40.60
Subtotal/Weighted Average Office Portfolio (8)			39	4,050,264	86.8%	$195,273,130	$55.54
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	89.8%	$3,831,693	$54.64		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	98.7	14,177,281	27.18	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	97.8	2,452,607	18.87		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,581,072	20.19	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	98.0	6,689,420	32.77		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	96.7	6,797,938	28.50		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	82.1	9,430,213	17.06	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,296,114	36.86		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	1,105,775	121.94		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,816,074	30.66	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	99.4	14,767,958	25.26	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora, Home Goods
Hassalo on Eighth	Portland, OR	2015	3	44,236	65.5	953,516	32.91		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,616	94.4%	$76,899,661	$26.34
Total/Weighted Average Office and Retail Portfolio (8)			146	7,142,880	90.1%	$272,172,791	$42.29

Third Quarter 2023 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of September 30, 2023
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	93.3%	$17,009,628	$2,772
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	95.0	4,808,556	$2,636
Mariner's Point	Imperial Beach, CA	1986	8	88	94.3	2,309,616	$2,319
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	124	77.4	1,699,872	$1,476
Pacific Ridge Apartments	San Diego, CA	2013	3	533	88.9	23,238,756	$4,087
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	87.0	3,003,696	$1,625
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	86.7	5,938,488	$1,694
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	88.1	2,427,120	$1,605
Total/Weighted Average Multifamily Portfolio			121	2,110	89.5%	$60,435,732	$2,667

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	95.1%	$9,542,378	$106.83		Yard House, Roy's

			Number
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	89.3%	$392.16	$350.33
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2023, including leases which may not have commenced as of September 30, 2023. Percentage leased for our multifamily properties includes total units rented and occupied as of September 30, 2023.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $34,835,821 to our estimate of annual triple net operating expenses of $10,707,147 for an estimated annualized base rent on a modified gross lease basis of $45,542,968 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,408,333 to our estimate of annual triple net operating expenses of $1,778,679 for an estimated annualized base rent on a modified gross lease basis of $6,187,012 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,470,306 to our estimate of annual triple net operating expenses of $1,531,986 for an estimated annualized base rent on a modified gross lease basis of $6,002,292 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $2,136,167 to our estimate of annual triple net operating expenses of $632,562 for an estimated annualized base rent on a modified gross lease basis of $2,768,729 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2023. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2023. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

Third Quarter 2023 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(8)    Lease data for signed but not commenced leases as of September 30, 2023 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	67,283	$3,683,076	$54.74	$56.59
Retail Portfolio	32,863	$796,535	$24.24	$26.61
Total Retail and Office Portfolio	100,146	$4,479,611	$44.73	$42.98
(a)    Office portfolio leases signed but not commenced of 16,467, 2,763, 38,510, and 9,543 square feet are expected to commence during the fourth quarter of 2023, first quarter of 2024, second quarter of 2024, and third quarter of 2024, respectively. Retail portfolio leases signed but not commenced of 3,701, 1,200, 25,837, and 2,125 square feet are expected to commence during the first quarter of 2024, second quarter of 2024, third quarter of 2024, and fourth quarter of 2024, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of September 30, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2023, by square footage under lease as of September 30, 2023.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$974,581
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$410,151
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2023, the highest average monthly occupancy rate for this property was 96%, occurring in December 2022. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2023, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2023 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2023 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2023 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of September 30, 2023
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	7	100%	62,963	$59.45	$55.57	$244,588	7.0%	13.5%	7.6	$4,785,515	$76.01
2nd Quarter 2023	12	100%	119,307	$82.89	$85.93	$(362,425)	(3.5)%	4.5%	4.6	$5,407,994	$45.33
1st Quarter 2023	8	100%	56,139	$60.18	$54.67	$309,262	10.1%	22.5%	5.2	$2,731,132	$48.65
4th Quarter 2022	13	100%	77,588	$46.90	$40.65	$485,400	15.4%	25.0%	4.0	$1,107,926	$14.28
Total 12 months	40	100%	315,997	$65.35	$63.21	$676,825	3.4%	12.1%	5.2	$14,032,567	$44.41

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	2	29%	27,388	$61.46	$56.00	$149,586	9.8%	12.7%	9.3	$2,813,360	$102.72
2nd Quarter 2023	3	25%	6,431	$40.42	$32.86	$48,626	23.0%	19.6%	3.8	$194,677	$30.27
1st Quarter 2023	1	13%	2,256	$46.80	$37.98	$19,899	23.2%	20.6%	5.3	$128,811	$57.10
4th Quarter 2022	1	8%	2,422	$53.96	$48.83	$12,430	10.5%	19.2%	3.2	$85,558	$35.33
Total 12 months	7	18%	38,497	$56.61	$50.63	$230,541	11.8%	14.2%	7.8	$3,222,406	$83.70

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	5	71%	35,575	$57.90	$55.23	$95,002	4.8%	14.2%	6.4	$1,972,155	$55.44
2nd Quarter 2023	9	75%	112,876	$85.31	$88.95	$(411,051)	(4.1)%	4.2%	4.7	$5,213,317	$46.19
1st Quarter 2023	7	88%	53,883	$60.74	$55.37	$289,363	9.7%	22.6%	5.2	$2,602,321	$48.30
4th Quarter 2022	12	92%	75,166	$46.67	$40.38	$472,970	15.6%	25.2%	4.0	$1,022,368	$13.60
Total 12 months	33	83%	277,500	$66.56	$64.95	$446,284	2.5%	11.8%	4.8	$10,810,161	$38.96

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	10	87,081	$58.77	7.9	$7,764,240	$89.16
2nd Quarter 2023	13	120,365	$82.50	4.6	$5,410,110	$44.95
1st Quarter 2023	15	79,862	$56.36	4.9	$3,613,519	$45.25
4th Quarter 2022	17	97,415	$47.63	5.0	$3,029,309	$31.10
Total 12 months	55	384,723	$62.87	5.5	$19,817,178	$51.51
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.

Third Quarter 2023 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of September 30, 2023
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	25	100%	131,839	$33.70	$30.65	$329,613	8.2%	18.7%		6.6	$2,208,260	$16.75
2nd Quarter 2023	20	100%	96,955	$34.14	$33.18	$93,178	2.9%	2.1%		4.7	$10,000	$0.10
1st Quarter 2023	12	100%	30,756	$48.74	$44.50	$130,496	9.5%	27.7%		6.2	$428,200	$13.92
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
Total 12 months	77	100%	362,824	$34.65	$31.78	$967,628	8.4%	15.2%		5.4	$3,061,460	$8.44

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	—	—	—	—	—	—	—	—		—	—	—
2nd Quarter 2023	—	—	—	—	—	—	—	—		—	—	—
1st Quarter 2023	1	8%	1,598	$40.50	27.27	$21,135	48.5%	145.7%	(6)	7.0	$15,000	$9.39
4th Quarter 2022	—	—	—	—	—	—	—	—		—	—	—
Total 12 months	1	1%	1,598	$40.50	$27.27	$21,135	48.5%	145.7%		7.0	$15,000	$9.39

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	25	100%	131,839	$33.70	$30.65	$329,613	8.2%	18.7%		6.6	$2,208,260	$16.75
2nd Quarter 2023	20	100%	96,955	$34.14	$33.18	$93,178	2.9%	2.1%		4.7	$10,000	$0.10
1st Quarter 2023	11	92%	29,158	$49.20	$45.45	$109,361	8.3%	22.7%		6.2	$413,200	$14.17
4th Quarter 2022	20	100%	103,274	$32.13	$28.11	$414,341	14.3%	12.8%		4.2	$415,000	$4.02
Total 12 months	76	99%	361,226	$34.62	$31.80	$946,493	8.2%	14.6%		5.4	$3,046,460	$8.43

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2023	28	135,535	$34.30	6.6	$2,446,835	$18.05
2nd Quarter 2023	21	121,955	$30.83	5.8	$3,360,000	$27.55
1st Quarter 2023	16	35,589	$52.66	6.1	$586,200	$16.47
4th Quarter 2022	29	146,288	$32.16	4.4	$2,439,635	$16.68
Total 12 months	94	439,367	$34.11	5.6	$8,832,670	$20.10
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Beginning Q4 2022, includes renewals at fixed contractual rates specified in the lease. For all periods prior to Q4 2022, renewals at fixed contractual rates specified in the lease were excluded.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

Third Quarter 2023 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of September 30, 2023
Lease Summary - Loma Palisades
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	511	93.3%	$17,009,628	$2,772
2nd Quarter 2023	510	93.1%	$16,755,024	$2,737
1st Quarter 2023	522	95.3%	$16,533,012	$2,638
4th Quarter 2022	517	94.3%	$16,734,228	$2,699

Lease Summary - Imperial Beach Gardens
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	152	95.0%	$4,808,556	$2,636
2nd Quarter 2023	154	96.3%	$4,612,428	$2,495
1st Quarter 2023	147	91.9%	$4,457,952	$2,526
4th Quarter 2022	146	91.3%	$4,539,336	$2,590

Lease Summary - Mariner's Point
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	83	94.3%	$2,309,616	$2,319
2nd Quarter 2023	86	97.7%	$2,353,596	$2,281
1st Quarter 2023	83	94.3%	$2,358,588	$2,369
4th Quarter 2022	83	94.3%	$2,202,696	$2,212

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	96	77.4%	$1,699,872	$1,476
2nd Quarter 2023	108	87.1%	$2,312,868	$1,785
1st Quarter 2023	101	81.5%	$1,884,216	$1,554
4th Quarter 2022	119	96.0%	$2,043,288	$1,430

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	474	88.9%	$23,238,756	$4,087
2nd Quarter 2023	367	68.9%	$17,518,836	$3,975
1st Quarter 2023	493	92.5%	$22,314,864	$3,772
4th Quarter 2022	472	88.6%	$20,721,768	$3,657

Third Quarter 2023 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2023
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	154	87.0%	$3,003,696	$1,625
2nd Quarter 2023	158	89.3%	$3,088,440	$1,628
1st Quarter 2023	169	95.5%	$3,120,420	$1,538
4th Quarter 2022	162	91.5%	$2,980,404	$1,534

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	292	86.7%	$5,938,488	$1,694
2nd Quarter 2023	300	89.0%	$5,894,628	$1,638
1st Quarter 2023	302	89.6%	$6,220,644	$1,717
4th Quarter 2022	317	94.1%	$6,193,788	$1,628

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	126	88.1%	$2,427,120	$1,605
2nd Quarter 2023	130	90.9%	$2,402,484	$1,540
1st Quarter 2023	119	83.2%	$2,285,124	$1,601
4th Quarter 2022	121	84.6%	$2,308,080	$1,590

Total Multifamily Lease Summary
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2023	1,888	89.5%	$60,435,732	$2,667
2nd Quarter 2023	1,813	85.9%	$54,938,304	$2,526
1st Quarter 2023	1,936	91.8%	$59,174,820	$2,546
4th Quarter 2022	1,937	91.8%	$57,723,588	$2,483

Notes:
(1)    Number of leased units and percentage leased for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Third Quarter 2023 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of September 30, 2023
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2023	89,329	95.1%	$9,542,378	$107
2nd Quarter 2023	88,856	94.6%	$9,505,364	$107
1st Quarter 2023	89,206	95.0%	$9,184,583	$103
4th Quarter 2022	88,141	93.8%	$8,785,614	$100

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2023	330	89.3%	$392	$350
2nd Quarter 2023	311	84.4%	$370	$312
1st Quarter 2023	302	81.9%	$368	$302
4th Quarter 2022	265	71.8%	$380	$273
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2023, including leases which may not have commenced as of September 30, 2023.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2023 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2023.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2023, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2023 Supplemental Information	Page

LEASE EXPIRATIONS

As of September 30, 2023
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	57,803	1.4%	0.8%	$7.76	17,609	0.6%	0.2%	$43.20	5,699	6.1%	0.1%	$21.98	81,111	1.1%	$16.45
2023	67,360	1.7	0.9	$38.50	31,649	1.0	0.4	$35.67	5,588	5.9	0.1	$63.44	104,597	1.4	$38.98
2024	301,700	7.4	4.2	$47.95	296,506	9.6	4.1	$31.51	9,669	10.3	0.1	$115.95	607,875	8.4	$41.01
2025	319,081	7.9	4.4	$39.75	293,991	9.5	4.1	$29.28	24,856	26.5	0.3	$86.40	637,928	8.8	$36.74
2026	388,376	9.6	5.4	$44.00	281,923	9.1	3.9	$34.92	6,588	7.0	0.1	$157.87	676,887	9.4	$41.33
2027	405,820	10.0	5.6	$55.75	441,862	14.3	6.1	$29.51	4,614	4.9	0.1	$135.37	852,296	11.8	$42.58
2028	392,179	9.7	5.4	$61.36	722,809	23.4	10.0	$18.47	8,820	9.4	0.1	$166.35	1,123,808	15.5	$34.60
2029	865,016	21.4	12.0	$64.26	307,755	10.0	4.3	$23.56	3,156	3.4	—	$199.11	1,175,927	16.2	$53.97
2030	274,913	6.8	3.8	$41.65	45,228	1.5	0.6	$36.62	—	—	—	—	320,141	4.4	$40.94
2031	158,800	3.9	2.2	$43.90	119,558	3.9	1.7	$21.89	14,965	15.9	0.2	114.34	293,323	4.1	$38.52
2032	59,956	1.5	0.8	$40.07	146,772	4.7	2.0	$28.25	—	—	—	—	206,728	2.9	$31.68
Thereafter	157,613	3.9	2.2	$64.97	181,808	5.9	2.5	$28.36	5,374	5.7	0.1	60.00	344,795	4.8	$45.59
Signed Leases Not Commenced	67,283	1.7	0.9	—	32,863	1.1	0.5	—	—	—	—	—	100,146	1.4	—
Available	534,364	13.2	7.4	—	172,283	5.6	2.4	—	4,596	4.9	0.1	—	711,243	9.8	—
Total (2)	4,050,264	100.0%	56.0%	$44.60	3,092,616	100.0%	42.7%	$24.92	93,925	100.0%	1.3%	$101.60	7,236,805	100.0%	$36.93

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	57,803	1.4%	0.8%	$7.76	17,609	0.6%	0.2%	$43.20	5,699	6.1%	0.1%	$21.98	81,111	1.1%	$16.45
2023	48,872	1.2	0.7	$37.94	27,156	0.9	0.4	$29.10	5,588	5.9	0.1	$63.44	81,616	1.1	$36.74
2024	112,196	2.8	1.6	$53.41	129,042	4.2	1.8	$37.64	9,669	10.3	0.1	$115.95	250,907	3.5	$47.71
2025	107,619	2.7	1.5	$45.87	121,230	3.9	1.7	$28.92	13,298	14.2	0.2	$124.13	242,147	3.3	$41.68
2026	75,081	1.9	1.0	$38.87	69,920	2.3	1.0	$49.27	6,588	7.0	0.1	$157.87	151,589	2.1	$48.84
2027	85,563	2.1	1.2	$51.87	175,036	5.7	2.4	$30.20	3,703	3.9	0.1	$149.49	264,302	3.7	$38.89
2028	113,582	2.8	1.6	$45.19	109,542	3.5	1.5	$30.50	1,906	2.0	—	$222.36	225,030	3.1	$39.54
2029	190,376	4.7	2.6	$44.74	97,754	3.2	1.4	$28.93	3,156	3.4	—	$199.11	291,286	4.0	$41.11
2030	235,972	5.8	3.3	$36.27	68,423	2.2	0.9	$35.26	11,558	12.3	0.2	$43.00	315,953	4.4	$36.30
2031	226,060	5.6	3.1	$50.10	56,861	1.8	0.8	$46.97	14,965	15.9	0.2	$114.34	297,886	4.1	$52.73
2032	281,153	6.9	3.9	$50.33	192,842	6.2	2.7	$27.84	911	1.0	—	$78.00	474,906	6.6	$41.25
Thereafter	1,914,340	47.3	26.5	$58.69	1,822,055	58.9	25.2	$22.85	12,288	13.1	0.2	$111.15	3,748,683	51.8	$41.44
Signed Leases Not Commenced	67,283	1.7	0.9	—	32,863	1.1	0.5	—	—	—	—	—	100,146	1.4	—
Available	534,364	13.2	7.4	—	172,283	5.6	2.4	—	4,596	4.9	0.1	—	711,243	9.8	—
Total (2)	4,050,264	100.0%	56.0%	$44.60	3,092,616	100.0%	42.7%	$24.92	93,925	100.0%	1.3%	$101.60	7,236,805	100.0%	$36.93

Third Quarter 2023 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2023
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2023 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Third Quarter 2023 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At September 30, 2023				At September 30, 2022
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,050,264	3,515,900		86.8%	3,988,222	3,618,297		90.7%
Retail Properties (square feet)	3,092,616	2,920,333		94.4%	3,092,616	2,851,236		92.2%
Multifamily Properties (units)	2,110	1,888		89.5%	2,112	1,964		93.0%
Mixed-Use Properties (square feet)	93,925	89,329		95.1%	93,925	89,100		94.9%
Mixed-Use Properties (units)	369	315	(3)	85.3%	369	290	(3)	78.6%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,918,058	3,515,900		89.7%	3,887,952	3,618,297		93.1%
Retail Properties (square feet)	3,092,616	2,920,333		94.4%	3,092,616	2,851,236		92.2%
Multifamily Properties (units)	2,110	1,888		89.5%	2,112	1,964		93.0%
Mixed-Use Properties (square feet)	93,925	89,329		95.1%	93,925	89,100		94.9%
Mixed-Use Properties (units)	369	315	(3)	85.3%	369	290	(3)	78.6%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the nine months ended September 30, 2023 and 2022.
(4)    Same-store portfolio includes Bel-Spring 520 which was acquired on March 8, 2022. Same-store portfolio excludes (i) One Beach Street due to significant redevelopment activity; (ii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iii) land held for development.

Third Quarter 2023 Supplemental Information	Page

TOP TENANTS - OFFICE

As of September 30, 2023
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.3%	3.5%	$26,420,853	13.5%	9.4%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.4	5.8	19,886,757	10.2	7.1
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2027 12/31/2028	138,615	3.4	1.9	13,670,631	7.0	4.8
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.7	6,906,241	3.5	2.4
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,770,535	2.4	1.7
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.9	1.0	4,528,458	2.3	1.6
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.4	3,483,504	1.8	1.2
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,111,931	1.6	1.1
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	2,935,024	1.5	1.0
10	Top technology tenant (4)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,521,440	1.3	0.9
	Top 10 Office Tenants Total			1,369,722	33.9%	18.9%	$88,235,374	45.1%	31.2%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet have a lease expiration of December 31, 2027 and 2028, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively.
(4)    Name withheld per tenant's request.

Third Quarter 2023 Supplemental Information	Page

TOP TENANTS - RETAIL

As of September 30, 2023
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.1%	$4,092,000	5.3%	1.5%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	2.8	0.8
3	Nordstrom Rack (2)	Carmel Mountain Plaza, Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	1,804,269	2.3	0.6
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,728,228	2.2	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,609,086	2.1	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.8	0.5
7	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2024 4/30/2028 7/31/2030	52,936	1.7	0.7	1,274,460	1.7	0.5
8	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.6	0.4
9	Michaels (5)	Alamo Quarry Market Carmel Mountain Plaza	2/29/2028 1/31/2029	46,850	1.5	0.6	1,124,218	1.5	0.4
10	Inspire Church	Waikele Center	1/31/2027	50,000	1.6	0.7	1,074,647	1.4	0.4
	Top 10 Retail Tenants Total			721,134	23.2%	9.9%	$17,413,847	22.7%	6.3%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet have a lease expiration of June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(2)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet have a lease expiration of January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2024 (Alamo Quarry Market), April 30, 2028 (Southbay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 23,881 and 22,969 of leased square feet have a lease expiration of February 29, 2028 (Alamo Quarry Market) and January 31, 2029 (Carmel Mountain Plaza), respectively.

Third Quarter 2023 Supplemental Information	Page

APPENDIX

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2023 and 2022 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$15,135	$16,369	$51,198	$43,471
Depreciation and amortization	29,868	31,729	89,592	93,228
Interest expense, net	16,325	14,454	48,422	43,667
Interest income	(614)	(60)	(1,507)	(117)
Income tax expense	293	240	750	640
EBITDA	$61,007	$62,732	$188,455	$180,889

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
EBITDA	$61,007	$62,732	$188,455	$180,889
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$61,007	$62,732	$188,455	$180,889

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2023 and 2022 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$15,135	$16,369	$51,198	$43,471
Depreciation and amortization	29,868	31,729	89,592	93,228
Interest expense, net	16,325	14,454	48,422	43,667
Interest income	(614)	(60)	(1,507)	(117)
Income tax expense	293	240	750	640
EBITDAre	$61,007	$62,732	$188,455	180,889

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2023	2022	2023	2022
Total NOI	$69,887	$71,108	$208,428	$204,019
General and administrative	(8,880)	(8,376)	(26,488)	(23,130)
Depreciation and amortization	(29,868)	(31,729)	(89,592)	(93,228)
Operating Income	$31,139	$31,003	$92,348	$87,661
Interest expense, net	(16,325)	(14,454)	(48,422)	(43,667)
Other income (expense), net	321	(180)	7,272	(523)
Net income	$15,135	$16,369	$51,198	$43,471
Net income attributable to restricted shares	(189)	(155)	(568)	(464)
Net income attributable to unitholders in the Operating Partnership	(3,168)	(3,442)	(10,733)	(9,130)
Net income attributable to American Assets Trust, Inc. stockholders	$11,778	$12,772	$39,897	$33,877

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2023.

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2023	2022	2023	2022
Total Cash NOI	$68,687	$67,746	$202,488	$195,302
Non-cash revenue and other operating expenses (1)	1,200	3,362	5,940	8,717
General and administrative	(8,880)	(8,376)	(26,488)	(23,130)
Depreciation and amortization	(29,868)	(31,729)	(89,592)	(93,228)
Operating income	$31,139	$31,003	$92,348	$87,661
Interest expense, net	(16,325)	(14,454)	(48,422)	(43,667)
Other income (expense), net	321	(180)	7,272	(523)
Net income	$15,135	$16,369	$51,198	$43,471
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)		Nine Months Ended (2)
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2023	2022	2023	2022
Same-Store Cash NOI	$68,812	$67,563	$201,400	$191,457
Redevelopment Cash NOI (3)	(274)	(185)	(847)	(567)
Same-Store Cash NOI with Redevelopment	68,538	67,378	200,553	190,890
Tenant improvement reimbursements	260	336	599	3,470
Total Same-Store Cash NOI with Redevelopment	$68,798	$67,714	$201,152	$194,360
Non-Same Store Cash NOI	(111)	32	1,336	942
Total Cash NOI	$68,687	$67,746	$202,488	$195,302
Non-cash revenue and other operating expenses (4)	1,200	3,362	5,940	8,717
General and administrative	(8,880)	(8,376)	(26,488)	(23,130)
Depreciation and amortization	(29,868)	(31,729)	(89,592)	(93,228)
Operating income	$31,139	$31,003	$92,348	$87,661
Interest expense, net	(16,325)	(14,454)	(48,422)	(43,667)
Other income (expense), net	321	(180)	7,272	(523)
Net income	$15,135	$16,369	$51,198	$43,471
(1)    Same-store portfolio includes Bel-Spring 520 which was acquired on March 8, 2022. Same-store portfolio excludes (i) One Beach Street due to significant redevelopment activity; (ii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iii) land held for development.
(2)    Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Bel-Spring 520 which was acquired on March 8, 2022; (iii) the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and (iv) land held for development.
(3)    Redevelopment property refers to One Beach Street, the 710 building at Lloyd District Portfolio which was placed into operations on November 1, 2022, approximately one year after completing renovations of the building and Lloyd Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2023 to 2022			September 30, 2023 to 2022
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio (1)	X	X	X	X	X	X
City Center Bellevue	X		X	X		X
Eastgate Office Park	X		X	X		X
Corporate Campus East III	X		X	X		X
Bel-Spring 520	X		X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Third Quarter 2023 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

(1)     The 710 building at Lloyd District Portfolio is considered non same-store and same-store redevelopment, since it was placed into operations on November 1, 2022, approximately one year after completing renovations of the building,

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2023 Supplemental Information	Page